                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                             HOME PROPERTIES REPORTS
                    FOURTH QUARTER AND YEAR-END 2005 RESULTS
                FFO Per Share Exceeds Wall Street's Mean Estimate

ROCHESTER,  NY,  February 23, 2006 - Home Properties  (NYSE:HME)  today released financial  results for the fourth quarter and year ending December 31, 2005. All results are reported on a diluted basis.

"Growth in same store rental  rates,  revenue and net  operating  income for the
2005 fourth  quarter  and full year  contributed  to the  increase in Funds from
Operations  compared to the same  periods in the prior year,  despite a dramatic increase in natural gas heating costs," said Edward J. Pettinella, President and
CEO.  "Virtually  all of Home  Properties'  earnings  continue  to come from our relatively predictable basic apartment real estate operations compared to others in the sector with income from a variety of ancillary  sources.  The significant decline in  natural  gas rates in the past  couple of  months,  along with a low number  of  apartments  available  to rent,  bode  well for  continued  positive operating results in 2006."

Earnings per share  ("EPS") for the quarter  ended  December 31, 2005 was $1.68, compared to $0.69 for the quarter  ended  December  31,  2004.  The  increase is primarily  attributable to gains from the sale of real estate during the current quarter in excess of gains recorded in last year's  quarter.  During the current quarter,  the Company recorded a $71.4 million  gain (before minority  interest)
from sale of real estate.  Results for the 2004 fourth quarter include a gain on sale of real estate of $25.9 million.  In addition,  the fourth quarter  results for 2004  include a  non-recurring  $3.8  million  charge  to G & A  expense  in settlement  of a lawsuit.  EPS for the year ended  December  31,  2005 was $2.33 compared  to $1.18 for the year ended  December  31,  2004.  In  addition to the fourth quarter  differences for each year described  above, the results for 2004 include an impairment  charge of $9.9 million  related to the sale of affordable limited partnerships and a $1.1 million impairment charge related to the sale of an apartment community.

For the quarter ended December 31, 2005, Funds From Operations ("FFO") was $34.2
million, or $0.72 per share,  compared to $31.5 million, or $0.64 per share, for the quarter ended December 31, 2004.  Fourth quarter results exceeded  analysts'
mean  estimate as reported by Thomson and equate to an 11.9%  increase  over the prior year period on a per-share basis.  Both periods have unusual expenses that management believes should be excluded for an appropriate comparison. The fourth quarter of 2005  includes  $0.9  million in losses from  Hurricane  Wilma at the
Company's Florida properties, or 1.9 cents per share. The fourth quarter of 2004 includes a $3.8 million legal  settlement as described  above,  or 7.6 cents per share. After both of these unusual expenses are removed,  the fourth quarter FFO was $.735 per share in 2005 compared to $.717 per share in 2004, a 2.6% increase on a per share basis.

For the year ended December 31, 2005,  Funds From Operations  ("FFO") was $137.6
million, or $2.84 per share, compared to $124.8 million, or $2.54 per share, for the year ended  December 31,  2004, a 10.3% increase in total FFO from the prior year and an 11.8% increase on a per-share  basis. A calculation of Operating FFO is supplied by the Company and is defined as FFO as computed in accordance  with the  NAREIT  definition,  adjusted  for the  addback of real  estate  impairment charges and losses on disposition of property which are no longer  considered an addback under the NAREIT  definition of FFO. The results for 2005 include a $0.4
million   impairment   charge   related  to  the  sale  of  affordable   limited
partnerships.  The results for 2004 include an impairment charge of $9.9 million related  to the  sale of  affordable  limited  partnerships  and a $1.1  million impairment charge related to the sale of an apartment community. After adjusting for these  items,  Operating  FFO for 2005 was $2.851 per share and for 2004 was
$2.764 per share, a 3.1% increase on a per share basis.

A reconciliation  of FFO and Operating FFO to GAAP net income is included in the financial data accompanying this news release.

Fourth Quarter Operating Results
--------------------------------

For the fourth quarter of 2005, same-property  comparisons (for 135 "Same Store"
properties  containing  38,468  apartment  units  owned  since  January 1, 2004)
reflected an increase in total  revenues of 3.9%  compared to the same quarter a year ago. Net operating income ("NOI") increased by 2.1% from the fourth quarter of 2004.  Property level operating  expenses  increased by 6.1% for the quarter, primarily due to increases in natural gas heating costs,  water and sewer costs, and repairs and maintenance,  offset in part by a reduction in personnel expense and property insurance.

Average  economic  occupancy for the Same Store  properties was 93.4% during the fourth quarter of 2005, up from 92.4% during the fourth quarter of 2004. Average monthly rental rates increased 1.4% to $974 compared to the year-ago period. The
1.0% increase in occupancy  added to the 1.4% increase in rental rates  produced
2.5% growth in rental  income.  Additional  revenue from the water and sewer and heat cost  recovery  programs,  in lieu of rent  increases,  is  included in the property other income line item,  contributing  to the increase in total revenue of 3.9% year over year.  If the recovery  were  included in rent,  average rents would be up 3.0% and total rental income would be up 4.0%.

On a sequential  basis,  compared to the 2005 third quarter results for the Same
Store  properties,  total  revenues were up 0.4% in the fourth  quarter of 2005, expenses were up 6.7%, and net operating income was down 3.9%.  Average economic occupancy  decreased by 0.2%,  with a 0.4%  increase to average  monthly  rents.
Occupancies for the 4,964 net apartment units acquired/developed between January
1, 2004 and December 31, 2005 (the  "Recently  Acquired  Communities")  averaged
95.5% during the fourth quarter of 2005, at average monthly rents of $1,075.

As the Company has announced the intention of exiting the Detroit  region in its entirety,  the  properties  in the  Detroit  portfolio  (5,046  units) have been classified as held for sale at December 31,  2005. Therefore,  the same-property operating  comparisons  for  the  remaining  Core  properties  (for  116  "Core"
properties  containing  33,422  units,  which  excludes  Detroit)  reflected  an increase in total  revenues of 4.1% and an NOI increase of 3.0%.  If natural gas utility  costs had been  limited to a 5% increase  year over year versus the 38%
actually experienced,  the Core NOI results would have been 6.3% compared to the
3.0% reported.

"Our NOI  results  were very good,  despite  the effect of the huge  increase in natural gas rates and the tough  comparison  in 2005 due to our strong  relative level of NOI growth in the fourth  quarter  of 2004 and our  sector-leading  NOI performance  in the prior  three  years,"  said  Pettinella.  "Our  energy  cost recovery  program will  significantly  mitigate  future effects of volatility in energy prices on our core portfolio."

Year-to-Date Operating Results
------------------------------

For the year ended  December 31, 2005,  same-property  comparisons  for the Same
Store properties reflected an increase in total revenues of 2.8%, resulting in a
1.7% increase in net operating income compared to 2004. Property level operating expenses  increased by 4.2%,  primarily  due to increases in natural gas heating costs, water and sewer,  personnel expense and real estate taxes, offset in part by a reduction in property insurance.

Average economic  occupancy for the Same Store properties was 93.1% during 2005, compared to 93.2% a year ago,  with average  monthly rents rising 2.0% year over year.

The  same-property  operating  comparisons for the Core properties  reflected an increase in total revenues of 3.3% and an NOI increase of 2.9%.

Acquisitions and Dispositions
-----------------------------

The Company previously  announced the acquisition during the 2005 fourth quarter of two adjacent  apartment  communities,  Peppertree  Farm and Cinnamon  Run, in
Silver Spring, Maryland with a total of 1,392 units for $164 million.

The Company also  previously  announced the sale during the fourth  quarter of a high-rise  apartment building in Rockville,  Maryland (The Pavilion  Apartments)
and two apartment communities in Fredericksburg,  Virginia (Wellington Lakes and
Wellington Woods). A gain on sale (before minority interest) of $71.4 million is included in the 2005 fourth quarter results.

For the full year 2005,  Home Properties  acquired a total of seven  communities with  2,430  units for total  consideration  of $284  million.  During  the same period,  the Company sold four  properties with a total of 816 units for a total consideration of $143 million. The weighted average expected first year cap rate for the acquired communities was 6.0% and for the sold properties was 4.0%.

The  Company  recently  announced  its  progress  on the  sale  of  the  Detroit portfolio. The portfolio,  comprised of 19 properties containing 5,046 apartment units,  was  listed  for sale on  February  1, 2006  with CB  Richard  Ellis.  A potential  sale of the  entire  Michigan  portfolio  to a single  buyer  had not progressed as rapidly as originally expected,  so the decision was made to offer the properties to a wider range of prospective buyers. The portfolio is expected to sell at a cap rate between 7.00% and 8.0% (based on 2006 projected NOI, after a 3% management  fee and $300 per unit allowance for capital  expenditures).  At
December 31, 2005,  the  portfolio  averaged 93% physical  occupancy,  comprised
11.6% of total  apartment  units  owned,  and  contributed  approximately  $21.5 million to the  Company's  2005 net  operating  income  (before  any general and administrative  overhead allocation).  The net book value at the end of 2005 for the real estate assets was $219.8 million, which was encumbered by $73.6 million of debt with a weighted average interest rate of 7.02%. At the present time, the
Company  plans on pursuing the purchase of 1031  replacement  properties  with a total  value of  approximately  $75 million,  using debt at a level of 75%.  The balance of the cash proceeds from the sale,  assuming closing no later than June
30, will be used to repurchase  Company  common stock at a price which  recently has been lower than the Company's published estimate of net asset value.

Update on Sale of Affordable Properties
---------------------------------------

During the fourth  quarter of 2005,  the  Company  continued  to own the general partnership interest in one affordable property with a total of 868 units and is no longer pursuing the sale of the property.  The Company will hold the property for use,  concentrate on stabilizing the cash flow and manage it within the REIT portfolio.  The property is no longer classified as held for sale as it had been for the first three quarters of 2005.

Capital Markets Activities
--------------------------

During the fourth  quarter of 2005,  the  Company's  additional  capital  raised
(approximately  $643,000)  under its  Dividend  Reinvestment  and  Direct  Stock
Purchase  Plan  ("DRIP")  netted to zero.  The Company met share demand  through share  repurchase by the transfer  agent in the open market instead of new share issuance. This removes the dilution caused by issuing new shares at a price less than the  Company's  published  net asset  value in an  economic  and  efficient manner.

As  of  December  31,  2005,  the  Company's  ratio  of   debt-to-total   market
capitalization  was 48.7% (based on a stock price of $40.80 to determine  equity value),  with $82  million  outstanding  on its $140  million  revolving  credit facility and $5.4 million of  unrestricted  cash on hand.  Mortgage debt of $1.8 billion was outstanding,  at rates of interest averaging 5.9% and with staggered maturities  averaging  approximately  seven  years.  Approximately  91% of total indebtedness is at fixed rates.  Interest coverage averaged 2.3 times during the quarter (2.4 for the year); and the fixed charge ratio, which includes preferred dividends, averaged 2.2 times for both the quarter and year.

The  Company's  ratio of  debt-to-total  market  capitalization  was 42.5% as of
December 31, 2004 based on a stock price of $43.00 to determine equity value. To provide a better comparison for the year-over-year change, the ratio at year end
2005,  recalculated  using a constant stock price of $43.00,  would be 47.4%. In addition,  the calculation using the stock price at February 7, 2006 ($47.22) is
45.1%.

The Company estimates its net asset value ("NAV") per share at December 31, 2005 to be  $52.45  based on  capitalizing  at 6.3% the total of the  annualized  and seasonally  adjusted  fourth quarter  property net operating  income,  plus a 3%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During the fourth  quarter of 2005,  the Company  repurchased  1,226,005  of its common shares for  approximately  $48.9 million,  or a weighted average price of
$39.89 per share. For the year, the total shares  repurchased were approximately
2.9 million shares for $116.2 million, or $40.24 per share (the 2005 quarter and annual numbers include  approximately 108,000 shares which settled the first few days of 2006). As of December 31, 2005, the Company has Board  authorization  to buy back up to approximately  3.1 million  additional shares of its common stock or Operating Partnership Units.

Outlook
-------

For 2006,  the Company  expects FFO per share between $2.88 and $3.00 per share, which will  produce FFO per share  growth of 1.3% to 5.6% when  compared to 2005 results.  This  guidance  range  reflects  management's  current  assessment  of economic  and market  conditions  and includes  the  assumption  that the entire
Detroit portfolio will be sold on June 30, 2006. Additional  assumptions for the
2006 projections are included with the published supplemental information.

The  quarterly  breakdown  for the 2006  guidance on FFO per share results is as follows:  First quarter  $0.58 to $0.61;  second  quarter $0.77 to $0.80;  third quarter $0.78 to $0.81; fourth quarter $0.75 to $0.78.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM Eastern Time to review and comment on the information  reported in this release.  To  listen  to  the  call,  please  dial  800-618-9702  (International
212-341-7099).  A replay of the call will be available through March 3, 2006, by dialing 800-633-8284 or 402-977-9140 and entering 21279304. The Company Webcast, which  includes a slide  presentation,  will be available,  live at 11:00 AM and archived  by  2:00  PM,  through  the  "Investors"  section  of  our  Web  site,
www.homeproperties.com, on the Investor Relations home page.

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home  Properties  is the sixth largest  publicly  traded  apartment  real estate investment trust in the United States. The Company owns, operates,  acquires and rehabilitates apartment communities in selected Northeast, Midwest, Mid-Atlantic
and  Southeast  Florida  markets.   Currently,   Home  Properties  operates  158
communities  containing  47,002 apartment  units. Of these,  43,433 units in 153 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 2,701 units are managed for other
owners.   For   more   information,   visit   Home   Properties'   Web  site  at
www.homeproperties.com.

Tables to follow.

Fourth Quarter Results     Avg. Economic Occupancy(c)      Q4 '05                 Q4 '05 vs. Q4 '04
----------------------     --------------------------      ------                 -----------------
                                                           Average
                                                           Monthly       % Rental       % Rental
                                                         Rent / Occ        Rate         Revenue       % NOI
                              Q4 '05         Q4 '04         Unit          Growth         Growth       Growth
                              ------         ------         ----          ------         ------       ------
Core and Held-for-Sale
Properties(a)                  93.4%          92.4%         $   974        1.4%           2.5%          2.1%
Acquisition Properties(b)      95.5%            NA          $ 1,075         NA             NA            NA
                               ----           ----          -------        ---            ---           ---
TOTAL PORTFOLIO                93.6%          92.4%         $   983         NA             NA            NA

Year-To-Date Results       Avg. Economic Occupancy(c)      YTD '05               YTD '05 vs. YTD '04
--------------------       --------------------------      -------               -------------------
                                                           Average
                                                           Monthly       % Rental       % Rental
                                                         Rent / Occ        Rate         Revenue        % NOI
                              YTD '05       YTD '04         Unit          Growth         Growth       Growth
                              -------       -------         ----          ------         ------       ------
Core and Held-for-Sale
Properties(a)                  93.1%          93.2%          $  967        2.0%           1.9%          1.7%
Acquisition Properties(b)      95.1%            NA           $1,049         NA             NA            NA
                               ----           ----          -------        ---            ---           ---
TOTAL PORTFOLIO                93.3%          93.2%         $   974         NA             NA            NA

(a)  Core and  Held-for-Sale  Properties  includes  135  properties  with 38,468 apartment units owned throughout 2004 and 2005.

(b)  Reflects  18  properties  with  4,964  apartment  units  acquired/developed subsequent to January 1, 2004.

(c)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                        Three Months Ended      Twelve Months Ended
                                                                              31-Dec                   31-Dec
                                                                              ------                   ------
                                                                         2005         2004        2005        2004
                                                                         ----         ----        ----        ----

Rental income                                                          $107,150     $100,439    $417,607    $388,084
Property other income                                                     6,817        5,236      23,590      18,722
Interest income                                                             348           32         581         481
Other income                                                                520          789       2,023       2,782
                                                                       --------     --------    --------    --------
  Total revenues                                                        114,835      106,496     443,801     410,069
                                                                       --------     --------    --------    --------

Operating and maintenance                                                51,801       46,886     198,974     181,206
General and administrative                                                5,209        9,482      19,652      23,978
Interest                                                                 25,793       22,102      97,898      83,078
Depreciation and amortization                                            24,688       20,875      90,232      79,683
Impairment of assets held as General Partner                                  -            -           -       1,116
                                                                       --------     --------    --------    --------
  Total expenses                                                        107,491       99,345     406,756     369,061
                                                                       --------     --------    --------    --------

Income from operations                                                    7,344        7,151      37,045      41,008
Equity in earnings (losses) of unconsolidated affiliates                      -            -           -        (538)
                                                                       --------     --------    --------    --------
Income before minority interest and discontinued operations               7,344        7,151      37,045      40,470
Minority interest in Limited Partnership                                      -            -           -         441
Minority interest in Operating Partnership                            (1,990)    (1,682)   (10,147)   (10,702)
                                                                       --------     --------    --------    --------
Income from continuing operations                                         5,354        5,469      26,898      30,209
                                                                       --------     --------    --------    --------
Discontinued operations
  Income (loss) from operations, net of minority interest                 2,023        1,787         639       5,784
  Gain (loss) on disposition of property, net of minority Interest       47,685       17,722      53,975      11,417
                                                                       --------     --------    --------    --------
Discontinued operations                                                  49,708       19,509      54,614      17,201
                                                                       --------     --------    --------    --------
Income before loss on disposition of property                            55,062       24,978      81,512      47,410
Gain (loss) on disposition of property, net of minority interest              -            -           -   (67)
                                                                       --------     --------    --------    --------
Income before cumulative effect of change in accounting principle        55,062       24,978      81,512      47,343
Cumulative effect of change in accounting principle, net of
minority interest                                                             -            -           -   (321)
                                                                       --------     --------    --------    --------
Net Income                                                               55,062       24,978      81,512      47,022
Preferred dividends                                                    (1,350)    (1,898)   (6,279)   (7,593)
                                                                       --------     --------    --------    --------

Net income available to common shareholders(1)                         $ 53,712     $ 23,080    $ 75,233    $ 39,429
                                                                       ========     ========    ========    ========

Reconciliation from net income available to common shareholders to
Funds From Operations:

Net income available to common shareholders                             $53,712      $23,080     $75,233     $39,429
Real property depreciation and amortization                              25,162       23,441      97,686      91,008
Real property depreciation - unconsolidated                                   -            -           -         556
Impairment on general partnership investment - real estate                    -            -           -         945
Loss on disposition of property                                               -            -           -          50
Minority Interest                                                         1,990        1,682      10,147      10,702
Minority Interest - income (loss) from discontinued operations            1,004          837         310       2,855
Loss (gain) on disposition of discontinued operations                   (47,685)     (17,531)    (46,650)    (21,143)
Loss from early extinguishment of debt in connection with sale of
real estate                                                                   -           36           -          36
Cumulative effect of change in accounting principle                           -            -           -         321
                                                                       --------     --------    --------    --------
FFO - basic(2)                                                          $34,183      $31,545    $136,726    $124,759
                                                                       ========     ========    ========    ========

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                        Three Months Ended           Year Ended
                                                                              31-Dec                   31-Dec
                                                                              ------                   ------
                                                                         2005         2004        2005        2004
                                                                         ----         ----        ----        ----
FFO - basic                                                            $ 34,183     $ 31,545    $136,726    $124,759
Preferred dividends - convertible preferred stock(3)                          -            -         880           -
                                                                       --------     --------    --------    --------
   FFO - diluted                                                       $ 34,183     $ 31,545    $137,606    $124,759
                                                                       ========     ========    ========    ========

FFO - basic                                                            $ 34,183     $ 31,545    $136,726    $124,759
Preferred dividends - convertible preferred stock                             -          548         880       2,194
(Gain)loss on disposition of discontinued operations                          -            -         400      11,017
                                                                       --------     --------    --------    --------
   FFO - operating(5)                                                  $ 34,183     $ 32,093    $138,006    $137,970
                                                                       ========     ========    ========    ========

FFO - basic                                                            $ 34,183     $ 31,545    $136,726    $124,759
Preferred dividends - convertible preferred stock                             -          548         880       2,194
Recurring non-revenue generating capital expenses                        (5,526)      (5,610)    (21,886)    (22,166)
                                                                       --------     --------    --------    --------
   AFFO(7)                                                             $ 28,657     $ 26,483    $115,720    $104,787

FFO - operating                                                        $ 34,183     $ 32,093    $138,006    $137,970
Recurring non-revenue generating capital expenses                        (5,526)      (5,610)    (21,886)    (22,166)
                                                                       --------     --------    --------    --------
   AFFO - operating                                                    $ 28,657     $ 26,483    $116,120    $115,804
                                                                       ========     ========    ========    ========

Weighted average shares/units outstanding:
   Shares - basic                                                       31,680.3     33,172.7    31,962.1    32,911.9
   Shares - diluted                                                     31,983.3     33,670.2    32,328.1    33,314.0

   Shares/units - basic(4)                                              47,420.1     48,767.3    47,714.3    48,675.0
   Shares/units - diluted(4)                                            47,723.0     49,264.9    48,411.3    49,077.1
Per share/unit:
   Net income - basic                                                    $1.70        $0.70       $2.35       $1.20
   Net income - diluted                                                  $1.68        $0.69       $2.33       $1.18

   FFO - basic                                                           $0.72        $0.65       $2.87       $2.56
   FFO - diluted                                                         $0.72        $0.64       $2.84       $2.54
   Operating FFO - diluted, before real estate impairments(5)(6)         $0.72        $0.64(6)    $2.85       $2.76(6)

   AFFO(6)                                                               $0.60        $0.53(6)    $2.39       $2.10(6)
   Operating AFFO - before real estate impairments(5)(6)(7)              $0.60        $0.53(6)    $2.40       $2.32(6)
   Common Dividend paid                                                  $0.64        $0.63       $2.53       $2.49

(1)  Net income available to common  shareholders  does not include the possible impact,  if  any,  of the  Company's  adoption  of FIN 47  "Accounting  for
     Conditional  Asset  Retirement  Obligations" for the quarter and year ended
     December  31, 2005.  The effect of adoption,  which would be presented as a cumulative effect of change in accounting principle,  may reduce net income and earnings per share; however it has no impact on FFO.

(2)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP")  excluding gains or losses from  disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property. Other similarly titled measures may not be calculated in the same manner.

(3)  The  convertible  preferred  stock  had  an  anti-dilutive  effect  on  the per-share calculation,  therefore,  the convertible preferred dividends are not  included in FFO diluted for the three  months and year ended  December
     31, 2004. The convertible  preferred stock was converted into common shares on May 26, 2005, therefore there were no convertible preferred dividends to consider for the fourth quarter 2005 calculation.

(4)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(5)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the addback of real estate impairment charges and the  (gain)  loss on  disposition  of  property.  This is  presented  for a consistent comparison of how NAREIT defined FFO in 2003.

(6)  The diluted  shares/units  for the three months and year ended December 31,
     2004 used for Operating FFO are 50,098.2 and 49,910.5, respectively.

(7)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. The resulting sum is divided by the weighted  average  shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                                            December 31,
                                                         2005            2004
                                                         ----            ----
Land                                                $   402,299     $   402,620
Construction in progress                                  4,471           1,627
Buildings, improvements and equipment                 2,704,372       2,640,943
Real estate held for sale or disposal, net              219,776          78,711
                                                     ----------      ----------
                                                      3,330,918       3,123,901
Accumulated depreciation                               (446,367)       (405,919)
                                                     ----------      ----------
Real estate, net                                      2,884,551       2,717,982

Cash and cash equivalents                                 5,391           7,925
Cash in escrows                                          36,760          43,883
Accounts receivable                                       7,386           6,664
Prepaid expenses                                         16,141          18,224
Deferred charges                                         11,156          13,778
Other assets                                             12,536           8,340
Other assets held for sale                                3,949               -

Total assets                                         $2,977,870      $2,816,796
                                                     ==========      ==========

Mortgage notes payable                               $1,768,483      $1,644,722
Line of credit                                           82,000          58,000
Accounts payable                                         19,458          24,600
Accrued interest payable                                  8,274           8,876
Accrued expenses and other liabilities                   22,565          26,750
Security deposits                                        21,742          22,651
Liabilities held for sale                                75,267               -

Total liabilities                                     1,997,789       1,785,599

Minority interest                                       323,269         310,775
Stockholders' equity                                    656,812         720,422
                                                     ----------      ----------

Total liabilities and stockholders' equity           $2,977,870      $2,816,796
                                                     ==========      ==========

Total shares/units outstanding:
Common stock                                          31,184.3        32,625.4
Operating partnership units                           16,716.7        15,591.3
Series D convertible cumulative preferred stock*             -           833.3
                                                     ----------      ----------
                                                      47,901.0        49,050.0
*Potential common shares

                                      # # #

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237